HYNES & HOWES INSURANCE COUNSELORS, INC.
                                  Balance Sheet
                              June 30, 1997 and 1996
                                   (Unaudited)

                                                          June 30,
                                                   1997              1996
      Assets
Current Assets:
  Cash in Bank                              $    11,039       $    15,480
 Other Current Assets                            10,552            14.218
   Total Current Assets                     $    21,591       $    29,698

Investments:
  Investment in Affiliated Company          $     2,720       $     2,720
     Contracts Receivable-Sale of Tanglefoot
     Apartments                                     -0-         1,549,089
       Contracts Receivable-Real Estate         623,458           126,787
         Real Estate on Hand                     33,469               -0-
         Total Investments                  $   659,647       $ 1,678,596
         Total Assets                       $   681,238       $ 1,708,294

     Liabilities and Stockholders' Equity

Current Liabilities:
  Buyers Escrow                             $     9,413       $    28,300
  Loans Payable                                     -0-            10,000
    Total Current Liabilities               $     9,413       $    38,300

Long Term Liabilities:
  Mortgage Payable-Tanglefoot Apartments    $       -0-       $ 1,002,582
    Total Long Term Liabilities             $       -0-       $ 1,002,582

    Total Liabilities                       $     9,180       $ 1,040,882

Stockholders' Equity:
  Capital Stock, no par value, 100,000,000 shares
    authorized, 11,260,675 shares issued    $ 3,780,765       $ 3,780,765
  Paid in Capital                                   100               100
  Retained Earnings (Deficit)                (3,075,788)       (3,080,201)
  Treasury Stock, at cost                       (33,252)          (33,252)

    Total Stockholders' Equity              $   671,825       $   667,412

    Total Liabilities and Stockholders'
      Equity                                $   681,238       $ 1,708,298